UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2017

COLONY NORTHSTAR, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.02	Results of Operations and Financial Condition.
On February 28, 2017, Colony NorthStar, Inc. (the “Company”) issued a press release announcing the financial position as of December 31, 2016, and the financial results for the fourth quarter of 2016 for each of NorthStar Asset Management Group Inc., its predecessor, Colony Capital, Inc. (“Colony”) and NorthStar Realty Finance Corp. (“NRF”), which closed their merger on January 10, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On February 28, 2017, the Company made available Supplemental Financial Disclosures for the quarter ended December 31, 2016 for each of Colony and NRF on the Company’s website at www.clns.com. Copies of the Supplemental Financial Disclosure for each of Colony and NRF are attached as Exhibit 99.2 and 99.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
As of February 28, 2017, representatives of the Company will begin making presentations using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.4. The Company expects to use these slides, including on the Company’s website, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others.
By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this presentation that is required to be disclosed solely by reason of Regulation FD. The information contained in the slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that it may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, although it may do so from time to time as its management believes is warranted. Any such updating, if applicable, may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Use of Website to Distribute Material Company Information
The Company’s website address is www.clns.com. The Company uses its website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company, is routinely posted on and accessible on the Public Shareholders subpage of its website, which is accessible by clicking on the tab labeled “Public Shareholders” on the website home page. The Company also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Public Shareholders subpage of the Company’s website for important and time-critical information. Visitors to the Company’s website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Public Shareholders subpage of the website.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated February 28, 2017
99.2	Supplemental Financial Disclosure for the quarter ended December 31, 2016 for Colony
99.3	Supplemental Financial Disclosure for the quarter ended December 31, 2016 for NRF
99.4	Investor Presentation dated February 28, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2017	COLONY NORTHSTAR, INC.

		By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 28, 2017
99.2	Supplemental Financial Disclosure for the quarter ended December 31, 2016 for Colony
99.3	Supplemental Financial Disclosure for the quarter ended December 31, 2016 for NRF
99.4	Investor Presentation dated February 28, 2017